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                                                                 Exhibit   7.(b)


                               POWER OF ATTORNEY
                               -----------------




     Know all men by these presents:


          That I, Gilbert F. Casellas, of Chevy Chase, Maryland, a member of the
                  -------------------     ---------------------
     Board of Directors of The Prudential Insurance Company of America, do hereby make, constitute and appoint as my true and lawful attorneys in fact LEE D. AUGSBUGER, SUSAN L. BLOUNT, THOMAS C. CASTANO, CAREN A. CUNNINGHAM, TIMOTHY P. HARRIS, DODIE KENT, CLIFFORD E. KIRSCH, THOMAS J. LOFTUS, KIRK
     A. MONTGOMERY, BERNARD V. PETERSON, PETER T. SCOTT, C. CHRISTOPHER SPRAGUE and ARTHUR D. WOODS III or any of them severally for me and in my name, place and stead to sign, where applicable: Annual Reports of Form 10-K, registration statements on the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, the Securities Act of 1933 and all amendments thereto executed on behalf of The Prudential Insurance Company of America and filed with the Securities and Exchange Commission for the following:



     The Prudential Variable Contract Account-2 and group variable annuity contracts, to the extent they represent participating interests in said Account;



     The Prudential Variable Contract Account-10 and group annuity contracts, to the extent they represent participating interests in said Account;



     The Prudential Variable Contract Account-11 and group annuity contracts, to the extent they represent participating interests in said Account;



     The Prudential Variable Contract Account-24 and group annuity contracts, to the extent they represent participating interests in said Account;



     The Prudential Variable Contract Real Property Account and individual variable life insurance and annuity contracts, to the extent they represent participating interests in said Account;



     Prudential's Investment Plan Account and Systematic Investment Plan Contracts, to the extent they represent participating interests in said Account, and shares of the Common Stock of Prudential's Gibraltar Fund;



     Prudential's Annuity Plan Account and Variable Annuity Contracts, to the extent they represent participating interests in said Account, and shares of the Common Stock of Prudential's Gibraltar Fund;



     Prudential's Annuity Plan Account-2 and Variable Annuity Contracts, to the extent they represent participating interests in said Account, and shares of the Common Stock of Prudential's Gibraltar Fund;

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     The Prudential Individual Variable Contract Account and Individual Variable
     Annuity Contracts, to the extent they represent participating interests in said Account;



     The Prudential Qualified Individual Variable Contract Account and Individual Variable Annuity Contracts, to the extent they represent participating interests in said Account;



     The Prudential Variable Appreciable Account and Variable Life Insurance Contracts, to the extent they represent participating interests in said Account;



     The Prudential Variable Life Insurance Account and Variable Life Insurance Contracts, to the extent they represent participating interests in said Account;



     The Prudential Variable Contract Account GI-2 and Group Variable Life Insurance Contracts, to the extent they represent participating interests in said Account; and



     The Prudential Discovery Select Group Variable Contract Account and group annuity contracts, to the extent they represent participating interests in said Account.



IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of April, 1998.



                                    /s/  Gilbert F. Casellas
                                    ------------------------

                                         Signature



State of ___Washington, DC________  )

                                    )   SS

County of ______________________    )



     On this 27th day of April, 1998, before me personally appeared Gilbert F.
                                                                    ----------
Casellas, to me known to me to be the person mentioned and described in and who
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executed the foregoing instrument and duly acknowledged to me that (s)he executed the same.



My commission expires:  June 14, 2001

                                         /s/  Noemi Lugo
                                         ---------------

                                           Notary Public

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